UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 29, 2015

_______________________________________________________________________
LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant's telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On September 30, 2015, Lee Enterprises, Incorporated will present at the Deutsche Bank 23rd Annual Leveraged Finance Conference in Phoenix, Arizona. It includes remarks by Mary Junck, chairman and chief executive officer; Kevin Mowbray, executive vice president and chief operating officer; and Ron Mayo, vice president, chief financial officer and treasurer, including:

•
The latest independent research affirms that Lee’s print and digital products continue to reach more than three-fourths of the adults in its largest markets, with results nearly as strong among ages 18-29.

•	Lee continues to drive total digital revenue, up 29.3% YTD through June 2015 and 15% annually since 2009.

•	Lee has maintained strong EBITDA[1] and Unlevered Free Cash Flow[1] since 2009 totaling $158 million and $144 million, respectively for the last twelve months ended June 2015.

•	Lee has industry leading Operating Cash Flow margins[1] of 22.3% as of the last twelve months ended June 2015.

•	Capital spending and pension contributions in 2015 are expected to be $10.5 million and $3.6 million, respectively.

•	Lee has a Federal NOL carry forward of $163 million as of the end of FY 2014 and does not expect to make any significant tax payments in 2015 or 2016.

•	Lee is on track to meet the upper end of its Q4 2015 comparable cash cost[1] guidance, excluding unusual matters of down 5.5% - 6.0%.

•	Total debt at the end of September 2015 is expected to be $726 million, down $119 million from the refinancing in March 2014.

•	Lee expects to show EBITDA growth in the fourth quarter of 2015, excluding unusual matters.

The text of the presentation and illustrations are available at lee.net.

1 Cash Costs, Operating Cash Flow Margins, EBITDA and Unlevered Free Cash Flow are non-GAAP (Generally Accepted Accounting Principles) financial measures. See appendix of the presentation, which is available at lee.net.

FORWARD-LOOKING STATEMENTS — The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This release contains information that may be deemed forward-looking that is based largely on our current expectations, and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties, which in some instances are beyond our control, are:

•	Our ability to generate cash flows and maintain liquidity sufficient to service our debt;

•	Our ability to comply with the financial covenants in our credit facilities;

•	Our ability to refinance our debt as it comes due;

•	That the warrants issued in our refinancing will not be exercised;

•	The impact and duration of adverse conditions in certain aspects of the economy affecting our business;

•	Changes in advertising demand;

•	Potential changes in newsprint, other commodities and energy costs;

•	Interest rates;

•	Labor costs;

•	Legislative and regulatory rulings;

•	Our ability to achieve planned expense reductions;

•	Our ability to maintain employee and customer relationships;

•	Our ability to manage increased capital costs;

•	Our ability to maintain our listing status on the NYSE;

•	Competition; and

•	Other risks detailed from time to time in our publicly filed documents.

Any statements that are not statements of historical fact (including statements containing the words “may”, “will”, “would”, “could”, “believes”, “expects”, “anticipates”, “intends”, “plans”, “projects”, “considers” and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. We do not undertake to publicly update or revise our forward-looking statements, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
	99.1	News Release dated September 29, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED
/s/ Ronald A. Mayo

Date:	September 29, 2015	By:
Ronald A. Mayo
Vice President, Chief Financial Officer,
and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News Release dated September 29, 2015